Exhibit 99.1

CONSTELLATION BRANDS UPDATES FISCAL 2025 OUTLOOK
Updates reported EPS guidance to $3.05 - $7.92 and raises lower-end of comparable EPS guidance to
$13.60 - $13.80, affirming double-digit comparable EPS growth expectation (1)
Updates Enterprise net sales growth to 4% - 6%, reported operating income decline to (68)% - (36)%
including an expected Wine and Spirits goodwill impairment loss of approximately $1.5 - $2.5 billion(2), and comparable operating income growth to 8% - 9%
Updates Beer net sales growth to 6% - 8% and raises Beer operating income growth to 11% - 12%, at higher-end of initial range, and updates Wine and Spirits net sales and operating income declines to
(6)% - (4)% and (18)% - (16)%, respectively

ROCHESTER, N.Y., Sept. 3, 2024 – Constellation Brands, Inc. (NYSE: STZ), a leading beverage alcohol company, announced today updates to management's current financial outlook for fiscal 2025.

	Updated Outlook	Prior Outlook	Outlook Update Key Drivers
Fiscal 2025 Estimates
Reported diluted net income (loss) per share attributable to CBI (EPS)	$3.05 - $7.92	$14.63 - $14.93	Per drivers below; reported EPS estimate includes expected Wine and Spirits goodwill impairment
Comparable EPS	$13.60 - $13.80	$13.50 - $13.80
Guidance Assumptions:
Enterprise net sales growth	4% - 6%	6% - 7%	Incremental macroeconomic headwinds affecting consumer, particularly unemployment, and prolonged inventory destocking in wine and spirits markets
Beer net sales growth	6% - 8%	7% - 9%
Wine and Spirits net sales growth (decline)	(6)% - (4)%	(0.5)% - 0.5%
Reported Enterprise operating income growth (decline)	(68)% - (36)%	10% - 12%	Per drivers below; reported Enterprise operating income decline estimate includes expected Wine and Spirits goodwill impairment
Comparable Enterprise operating income growth	8% - 9%	8% - 10%
Beer operating income growth	11% - 12%	10% - 12%	Incremental cost savings partially offset by increased marketing investments
Wine and Spirits operating income decline	(18)% - (16)%	(11)% - (9)%	Adjusted top-line impact
Corporate expense	Unchanged	~$260 million	N/A
Equity in earnings		~$30 million
Interest expense, net	~$430 million	$445 - $455 million	Capitalized interest adjustment
Reported tax rate	~11%(i)	~12%	Includes expected Wine and Spirits goodwill impairment
Comparable tax rate	Unchanged	~18.5%	N/A
Non-controlling interests		~$35 million
Weighted average diluted shares outstanding (1)		~183 million
Operating cash flow		$2.8 - $3.0 billion
Capital expenditures		$1.4 - $1.5 billion
Free cash flow		$1.4 - $1.5 billion
(i)Represents a calculation using the midpoint of the expected $1.5 billion to $2.5 billion Wine and Spirits goodwill impairment loss range.

The Company also expects to recognize a non-cash goodwill impairment loss for the Wine and Spirits business of approximately $1.5 to $2.5 billion for its second quarter fiscal 2025 results, which is included above in the fiscal 2025 reported EPS outlook.(2) The impairment reflects the Company’s updated expectations of its fiscal 2025 outlook for its Wine and Spirits business due to continued negative trends primarily in its U.S. wholesale market, driven by declines in both the overall wine market and its mainstream and premium wine brands.

“While ongoing macroeconomic headwinds, particularly rising unemployment, have led to a recent deceleration in the rate of growth of consumer demand for our products, we are on track to deliver a solid mid single-digit volume increase this fiscal year for our Beer Business,” said Constellation Brands President and Chief Executive Officer Bill Newlands. “These trends have been most notable in the top five states for our Beer Business, which account for just over half of our volumes; however, we continue to see volume growth within the low to mid single-digit range in these states and within the high single-digit range on average across the rest of the country. Importantly, our Beer brands remain strong and loyalty among our core consumers is resilient with only some marginal shifts to value packs and value-oriented channels. In our Wine and Spirits Business, the commercial and operational execution initiatives introduced earlier this year are improving the performance of our largest brands, but we continue to face incremental category headwinds further affecting our outlook for this fiscal year. Notably, we continued to outpace the growth of the entire CPG sector by nearly 3 percentage points in dollar sales across Circana tracked channels, and our Beer Business remained the top dollar share gainer in its category with a 1.3 point increase in fiscal 2025 to-date, as well as the third largest dollar share gainer in the entire Beverage industry.”(3)

“Our cost savings and efficiency initiatives are also delivering significant incremental benefits for our Beer Business, enabling us to reinvest some of those savings into incremental opportunities in our Beer marketing programs,” said Executive Vice President and Chief Financial Officer Garth Hankinson. “In our Wine and Spirits Business, we are also taking incremental tactical pricing and marketing actions to support demand for our core brands but are facing operating deleveraging due to more significant top-line headwinds, which in turn we expect will also lead to an impairment charge of the goodwill associated with that Business. All in, while we believe an adjustment to our top-line growth expectations is prudent to reflect the near-term macroeconomic headwinds affecting our consumers, we remain confident in our ability to deliver against our initial double-digit comparable EPS growth expectations and have raised the lower-end of our initial comparable EPS guidance range for fiscal 2025. Similarly, in line with our disciplined and balanced capital allocation priorities, we continue to expect to: achieve our ~3.0x net leverage ratio target, on a comparable basis, this fiscal year; return cash to shareholders through our dividend and opportunistic share repurchases, inclusive of the $449 million executed in share repurchases in the first half of this fiscal year; and advance our brewery investments in our Beer Business.”

In addition, Bill Newlands and Garth Hankinson will participate in a fireside chat at the 2024 Barclays Global Consumer Staples Conference today, Tuesday, September 3, in Boston, MA. The presentation is scheduled to begin at 11:15 a.m. EDT and is expected to cover the company’s strategic business initiatives, financial metrics, and operating performance, as well as outlook for the future. A live, listen-only webcast of the presentation will be available on the company’s investor relations website at ir.cbrands.com under the News & Events section. When the presentation begins, financial information discussed in the presentation, and reconciliations of reported GAAP financial measures with comparable and other non-GAAP financial measures, will also be available on the company’s investor relations website under the Financial History section. For anyone unable to participate in the webcast, a replay will be available on the company’s investor relations website through the close of business on March 3, 2025.
(1)Includes $449 million in shares repurchased through August 2024.
(2)The range in the amount of impairment expected to be recorded is based on preliminary estimates of future cash flow forecasts and other assumptions. The final amount of impairment to be recognized for the second quarter fiscal 2025 is subject to the Company's internal analysis and review, including consultation with third-party valuation experts on certain assumptions.
(3)Circana Total U.S. Multi-Outlet + Convenience data from March 3, 2024 (closest data to beginning of fiscal 2025) to August 11, 2024 (latest data available for CPG sector).

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Amy Martin 585-678-7141 / amy.martin@cbrands.com Carissa Guzski 315-525-7362 / carissa.guzski@cbrands.com	Joseph Suarez 773-551-4397 / joseph.suarez@cbrands.com Snehal Shah 847-385-4940 / snehal.shah@cbrands.com

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are derived from amounts as reported under generally accepted accounting principles in the U.S. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release (“release”). Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

FORWARD-LOOKING STATEMENTS
The statements made regarding our outlook and all statements other than statements of historical fact set forth in this release, including statements regarding our business strategy, strategic vision, growth plans, operational and commercial execution initiatives, future operations, financial position, expected net sales, expenses, impairments, hedging programs, cost savings initiatives, operating income, capital expenditures, effective tax rates, anticipated tax liabilities, operating cash flow, and free cash flow, estimated diluted EPS and shares outstanding, expected volume, inventory, supply and demand levels, balance, and trends, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorizations, access to capital markets, liquidity and capital resources, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied, by the Projections.
When used in this release, the words “anticipate,” “expect,” “intend,” “will,“ and similar expressions are intended to identify Projections, although not all Projections contain such identifying words. All Projections speak only as of the date of this release. We undertake no obligation to update or revise any Projections, whether as a result of new information, future events, or otherwise. The Projections are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), restructuring or other strategic business realignment, or financing or share repurchase that may be completed after the issuance of this release. Although we believe that the expectations reflected in the Projections are reasonable, we can give no assurance that such expectations will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, the Projections contained in this release are also subject to the risk, uncertainty, and possible variance from our current expectations regarding:
•water, agricultural and other raw material, and packaging material supply, production, and/or shipment difficulties which could adversely affect our ability to supply our customers;
•the ability to respond to anticipated inflationary pressures, including reductions in consumer discretionary income and our ability to pass along rising costs through increased selling prices;
•actual impact to supply, production levels, and costs from global supply chain disruptions and constraints, transportation challenges (including from labor strikes or other labor activities), shifting consumer behaviors, wildfires, and severe weather events;
•reliance on complex information systems and third-party global networks as well as risks associated with cybersecurity and artificial intelligence;
•economic and other uncertainties associated with our international operations;
•dependence on limited facilities for production of our Mexican beer brands, including beer operations expansion, optimization, and/or construction activities, scope, capacity, supply, costs (including impairments), capital expenditures, and timing;
•results of the sale of the remaining assets at the Mexicali Brewery inclusive of the expected tax benefits;
•operational disruptions or catastrophic loss to our breweries, wineries, other production facilities, or distribution systems;
•the impact of military conflicts, geopolitical tensions, and responses, including on inflation, supply chains, commodities, energy, and cybersecurity;
•climate change, ESG regulatory compliance and failure to meet emissions, stewardship, and other ESG targets, objectives, or ambitions;
•reliance on wholesale distributors, major retailers, and government agencies;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable disease outbreaks, pandemics, or other widespread public health crises and associated governmental containment actions;
•effects of employee labor activities that could increase our costs;
•a potential decline in the consumption of products we sell and our dependence on sales of our Mexican beer brands;
•impacts of our acquisition, divestiture, investment, and new product development strategies and activities, including the Sea Smoke acquisition;
•the success of operational and commercial execution initiatives for our wine and spirits business;
•dependence upon our trademarks and proprietary rights, including the failure to protect our intellectual property rights;
•potential damage to our reputation;
•competition in our industry and for talent;
•our indebtedness and interest rate fluctuations;
•our international operations, worldwide and regional economic trends and financial market conditions, geopolitical uncertainty, or other governmental rules and regulations;
•class action or other litigation we may face;
•potential write-downs of our intangible assets, such as goodwill and trademarks;
•changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, changes to accounting standards, elections, assertions, or policies, and the impact of a global minimum tax rate;
•amount, timing, and source of funds for any share repurchases;
•amount and timing of future dividends;
•ownership of our Class A Common Stock by members of the Sands family and their Board of Director nomination rights as well as the choice-of-forum provision in our Amended and Restated By-laws;
•the expected future impairment of our Wine and Spirits goodwill; and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, which could cause actual future performance to differ materially from our current expectations.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

Operating Income Guidance	Guidance Range for the Year Ending February 28, 2025		Actual for the Year Ended February 29, 2024	Percentage Change
(in millions)
Operating income (GAAP)	$999	$2,037	$3,169.7	(68)%	(36)%
Comparable adjustments (Non-GAAP) (1)	2,503	1,503	75.8
Comparable operating income (Non-GAAP)	$3,502	$3,540	$3,245.5	8%	9%

(1)	Comparable adjustments include: (2)	Estimated for the Year Ending February 28, 2025	Actual for the Year Ended February 29, 2024
	Goodwill impairment (3)	$2,000	$—
	Transition services agreements activity	$20	$24.9
	Flow through of inventory step-up	$4	$3.6
	Restructuring and other strategic business development costs	$2	$46.3
	Net (gain) loss on undesignated commodity derivative contracts	$(15)	$44.2
	Settlements of undesignated commodity derivative contracts	$(9)	$(15.0)
	Loss on sale of business	$—	$15.1
	Other (gains) losses	$—	$11.2
	Transaction, integration, and other acquisition-related costs	$—	$0.6
	Insurance recoveries	$—	$(55.1)
(2)	May not sum due to rounding.
(3)	Represents the midpoint of the $1.5 billion to $2.5 billion range shown for the comparable adjustments.
Goodwill impairment
We expect to incur a non-cash goodwill impairment loss related our Wine and Spirits reporting unit for the second fiscal quarter ended August 31, 2024.
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sale of a portion of our wine and spirits business.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Restructuring and other strategic business development costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure.
Undesignated commodity derivative contracts
Net (gain) loss on undesignated commodity derivative contracts represents a net (gain) loss from the changes in fair value of undesignated commodity derivative contracts. The net (gain) loss is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net (gain) loss from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.

Loss on sale of business
We recognized a net loss primarily from the divestitures related to the craft beer business.
Other (gains) losses
We recognized a net loss from changes in the indemnification of liabilities associated with prior period divestitures, partially offset by decreases in estimated fair values of contingent liabilities associated with prior period acquisitions.
Transaction, integration, and other acquisition-related costs
We recognized costs in connection with our investments, acquisitions, and divestitures.
Insurance recoveries
We recognized business interruption and other recoveries largely related to severe winter weather events.

EPS Guidance	Range for the Year Ending February 28, 2025
Forecasted EPS (GAAP)	$3.05	$7.92
Comparable adjustments (Non-GAAP) (1)	10.55	5.88
Forecasted comparable EPS (Non-GAAP) (2)	$13.60	$13.80

(1)	Comparable adjustments include: (2)	Estimated for the Year Ending February 28, 2025
	Goodwill impairment (3)	$9.34
	Transition services agreements activity	$0.08
	Flow through of inventory step-up	$0.02
	Restructuring and other strategic business development costs	$0.01
	Net income tax benefit recognized as a result of the resolution of various tax examinations and assessments related to prior periods	$(0.66)
	Net gain on conversion and exchange to Canopy exchangeable shares	$(0.46)
	Net gain on undesignated commodity derivative contracts	$(0.06)
	Settlements of undesignated commodity derivative contracts	$(0.03)
	Net income tax benefit recognized for adjustments to valuation allowances	$(0.02)
(2)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(3)	Represents the midpoint of the $7.01 to $11.68 range shown for the comparable adjustments.

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 28, 2025
(in millions)
Net cash provided by operating activities (GAAP)	$2,800	$3,000
Purchase of property, plant, and equipment	(1,400)	(1,500)
Free cash flow (Non-GAAP)	$1,400	$1,500